                                                                    EXHIBIT 99.1

Northern Border                          News
Partners, L.P.                           Release 13710 FNB Parkway
                                                 Omaha, Nebraska 68154-5200
                                         For Further Information
                                         Contact:

                                         Media Contact:
                                         Beth Jensen
                                         (402) 492-3400

                                         Investor Contact:
                                         Ellen Konsdorf
                                         (402) 492-7500

NORTHERN BORDER PARTNERS, L.P. COMPLETES
ACQUISITION OF VIKING GAS TRANSMISSION COMPANY
AND ONE-THIRD INTEREST IN GUARDIAN PIPELINE

FOR IMMEDIATE RELEASE: Friday, January 17, 2003


         OMAHA - Northern Border Partners, L.P. (NYSE-NBP) today announced that it completed its previously announced acquisition of Viking Gas Transmission Company including a one-third interest in Guardian Pipeline from Xcel Energy.

         The Partnership has indicated that the acquisition is expected to be immediately accretive to earnings and cash flow per unit, adding at least $0.10 in additional cash flow per unit in 2003 and 2004, depending on the timing of permanent financing.

         The Viking system is a 671-mile interstate natural gas pipeline extending from the U.S.-Canadian border near Emerson, Manitoba to Marshfield, Wisconsin. Viking connects to other major pipeline systems including TransCanada, Northern Natural Gas, Great Lakes and ANR to provide service to markets in Minnesota, Wisconsin and North Dakota.

         Guardian Pipeline is a 141-mile interstate natural gas pipeline system that went into service on December 7, 2002. This system transports natural gas from Joliet, Illinois to a point west of Milwaukee, Wisconsin. Subsidiaries of CMS Energy and Wisconsin Energy Corporation hold the remaining interests in this system.

         "These pipeline systems strongly complement our existing businesses," said Bill Cordes, chairman and chief executive officer of Northern Border Partners. "They offer operating and commercial synergies with our Northern Border and Midwestern Gas Transmission pipelines and their stable cash flows are excellent investments for our Partnership."

         Northern Border Partners, L.P. owns interests in four interstate natural gas pipeline systems: a 70 percent general partner interest in Northern Border Pipeline Company, a system that transports natural gas from the Montana-Saskatchewan border to markets in the midwestern United States; Midwestern Gas Transmission, a system that stretches from Portland, Tennessee to Joliet, Illinois; Viking Gas Transmission Company, a pipeline extending from the U.S.-Canadian border near Emerson, Manitoba to Marshfield, Wisconsin; and a one-third interest in the Guardian Pipeline, a pipeline system that transports natural gas from Joliet, Illinois to a point west of Milwaukee, Wisconsin. The Partnership also has gathering systems and processing plants in the Powder River, Wind River and Williston Basins in the U.S.; owns and operates processing plants and gathering pipelines in Alberta, Canada; and transports coal-water slurry via a pipeline in the southwestern U.S. Northern Border Partners, L.P. information may be found at http://www.northernborderpartners.com.

This press release includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Northern Border Partners, L.P. believes that its expectations are based on reasonable assumptions, it can give no assurance that such expectations will be achieved. Important factors that could cause actual results to differ materially from those in the forward-looking statements include: competitive conditions in the overall natural gas and electricity markets; our ability to market pipeline capacity on favorable terms; prices of natural gas; developments in the voluntary petition for bankruptcy by Enron; and conditions in the capital markets and our ability to access the capital markets.




                                     ######